J. W. BROWN (1911-1995) BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS         ATTORNEYS AND COUNSELORS AT LAW     JOANN M. STRASSER
ROBERT S BROWN                  3500 CAREW TOWER             AARON A. VANDERLAAN
DONALD S. MENDELSOHN             441 VINE STREET             LAWRENCE A. ZEINNER
LYNNE SKILKEN                CINCINNATI, OHIO 45202          STEPHANIE M. MACK
AMY G. APPLEGATE            TELEPHONE (513) 381-2121
KATHRYN KNUE PRZYWARA       TELECOPIER (513) 381-2125              OF COUNSEL
MELANIE S. CORWIN                                                GILBERT BETTMAN
                                                                   (1918 - 2000)

                                                               December 18, 2000


AmeriPrime Funds
1793 Kingswood Drive, Suite 200
Southlake, Texas  76092

         Re: AmeriPrime Funds, File Nos. 33-96826 and 811-9096

Gentlemen:

     Legal opinions that we prepared were filed with Post-Effective Amendment No. 9, Post-Effective Amendment No. 29 and Post-Effective Amendment No. 41 (the "Legal Opinions") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinions into Post-Effective Amendment No. 49 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                                              Very truly yours,


                                                             ________/s/________

                                              BROWN, CUMMINS & BROWN CO., L.P.A.